                                                                     EXHIBIT 9.1



                           SECURITYHOLDERS AGREEMENT

                           dated as of March 19, 1998

                                     among

                              IMPSAT CORPORATION,

                            CORPORACION IMPSA S.A.,

                             NEVASA HOLDINGS LTD.,

                               MILITELLO LIMITED,

                       ROTLING INTERNATIONAL CORPORATION,

                        PRINCES GATE INVESTORS II, L.P.,

           MORGAN STANLEY GLOBAL EMERGING MARKETS PRIVATE INVESTMENT
                                  FUND, L.P.,

        MORGAN STANLEY GLOBAL EMERGING MARKETS PRIVATE INVESTORS, L.P.,

                            PGI INVESTMENTS LIMITED,

                                GREGOR VON OPEL,

                            INVESTOR INVESTMENTS AB

                                      and

                             PG INVESTORS II, INC.

                                    as Agent

                               TABLE OF CONTENTS


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
                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                     ARTICLE II

                                                 RESTRICTIVE LEGEND

SECTION 2.1.  Restrictive Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                    ARTICLE III

                                                REGISTRATION RIGHTS

SECTION 3.1.  Demand Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 3.2.  Piggy-Back Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 3.3.  Reduction of Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 3.4.  Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.5.  Shelf Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.6.  Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.7.  Indemnification by the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.8.  Indemnification by Selling Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.9.  Conduct of Indemnification Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.10.  Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.11.  Participation in Underwritten Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.12.  Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.13.  Holdback Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.14.  Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                     ARTICLE IV

                                                     COVENANTS

SECTION 4.1.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 4.2.  Right to Participate in Certain Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.3.  Drag-Along . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 4.4.  Prohibited Issuance of Additional Series A Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 4.5.  Right of First Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 4.6.  Annual Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                                                                                        Page
SECTION 4.7.  Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                     ARTICLE V

                                                 BOARD OF DIRECTORS

SECTION 5.1.  Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.2.  Appointment; Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.3.  Special Trigger Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 5.4.  Mechanics  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                     ARTICLE VI

                                                     THE AGENT

SECTION 6.1.  Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.2.  Reliance by the Issuer and Other Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.3.  Liability of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.4.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 6.5.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                    ARTICLE VII

                                                   MISCELLANEOUS

SECTION 7.1.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.2.  No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.3.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.4.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 7.5.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 7.6.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 7.7.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 7.8.  Successors, Assigns, Transferees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 7.9.  Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 7.10.  Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 7.11.  Recapitalization, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 7.12.  Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 7.13.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 7.14.  Transferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                           SECURITYHOLDERS AGREEMENT


                 SECURITYHOLDERS AGREEMENT (this "Agreement") dated as of March 19, 1998 among IMPSAT Corporation, a Delaware corporation (the "Issuer"), Corporacion IMPSA S.A., Nevasa Holdings Ltd., Militello Limited ("Militello"), Rotling International Corporation ("Rotling") and Princes Gate Investors II, L.P., a Delaware limited partnership ("Princes Gate"), Morgan Stanley Global Emerging Markets Private Investment Fund, L.P., a Delaware limited partnership ("MSGEM"), Morgan Stanley Global Emerging Markets Private Investors, L.P. ("Private Investors"), and the other purchasers stated on the signature pages hereof (such purchasers, together with Princes Gate, MSGEM and Private Investors, the "Purchasers"), and PG Investors II, Inc., as agent (to the extent provided herein) (the "Agent") for the Holders (as defined below) of Series A Stock (as defined below); and

                 WHEREAS, the Issuer and the Purchasers have entered into the Securities Purchase Agreement (as defined below) pursuant to which the Purchasers have agreed to purchase shares of Series A Stock (as defined below) in accordance with the terms thereof.

                 NOW THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1.  Definitions

                 (a) The following terms, as used herein, have the following meanings:

                 "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person and "Affiliated" has a meaning correlative with the foregoing. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" has the meaning set forth in the first paragraph of this Agreement.

                 "Agreement" has the meaning set forth in the first paragraph of this Agreement.

                 "Annual Budget" means the annual budget of the Issuer and its Subsidiaries on a consolidated basis, which shall include (i) a detailed projected statement of operations/income statement, statement of cash flows, balance sheet and other financial data in reasonable detail, broken down by quarter of the next succeeding Fiscal Year and (ii) a written business plan describing the business activities of the Issuer and its Subsidiaries for the next succeeding Fiscal Year and specifying quarterly objectives, all in reasonable detail, adopted in accordance with the procedures set forth in Section 4.6(a) herein.

                 "Board of Directors" means the Board of Directors of the Issuer.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                 "Certificate of Designations" means the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or other Special Rights and Qualifications, Limitations and Restrictions Thereof of the Series A Stock.

                 "Charter" means the Certificate of Incorporation of the Issuer, as amended as of the Closing Date, in the form attached as Exhibit M to the Securities Purchase Agreement.

                 "Closing Date" means the date of the closing of the purchase of Series A Stock pursuant to the Securities Purchase Agreement.

                 "Commission" means the United States Securities and Exchange Commission and any successor agency having similar powers.

                 "Common Stock" means Class A common stock, par value $1.00 per share, of the Issuer and any other class of stock that is the same class as the securities to be issued on the conversion of the Series A Stock.

                 "Director" means a member of the Board of Directors.

                 "Equity Securities" means the Series A Stock and the Series A Common Shares.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

                 "Financial Expert" has the meaning set forth in the Certificate of Designations.

                 "Fiscal Year" means the fiscal year of the Issuer, beginning on January 1 of each year and ending on the following December 31.

                 "Holder" means any registered holder of shares of Series A Stock or Series A

         Common Shares.

                 "Indebtedness" has the meaning set forth in the Securities Purchase Agreement.

                 "Initial Public Offering" means the first registration solely of shares of Common Stock to be issued by the Issuer after the date hereof under the Securities Act, using Form S-1, S-2 or S-3 or any successor forms, and after which the Common Stock is listed or quoted for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

                 "Issuer" has the meaning set forth in the first paragraph of this Agreement.

                 "Liquidation Preference" has the meaning ascribed thereto in the Certificate of Designations.

                 "Material Debt" means Indebtedness of the Issuer and/or one or more of its Subsidiaries that individually or in the aggregate have a principal amount (or if any Indebtedness was issued at a discount from its principal amount at maturity then the accreted value of such Indebtedness as of the end of the most recent fiscal quarter shall be used in making this calculation) equal to or exceeding the amount equal to 15% of the total assets of the Issuer and its consolidated Subsidiaries as set forth on its consolidated balance sheet for the fiscal year preceding the date of determination.

                 "Material Debt Default" means the failure of the Issuer and/or any of its Subsidiaries to pay any principal of or premium or interest or other amount on any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist with respect to any financial or economic covenant or any event of default under any agreement or instrument relating to any such Material Debt, if the effect of such event or condition or event of default is to accelerate or require early termination, or with notice or passage of time would permit the acceleration or early termination of, the original maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable, or required to be prepaid, redeemed, terminated, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made (other than by a regularly scheduled required prepayment or redemption or pursuant to the exercise of a "change of control" provision under the terms of any Indebtedness), in each case prior to the original stated maturity thereof.

                 "Nevasa" means Nevasa Holdings Ltd. or any successor thereof.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or any other entity or organization, whether or not a legal entity, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

                 "Purchasers" has the meaning set forth in the first paragraph of this Agreement.

                 "Registrable Securities" means the Series A Common Shares; provided, in any event, that such securities shall cease to be Registrable Securities when a registration statement relating to such securities shall have been declared effective by the Commission and such securities shall have been disposed of pursuant to such effective registration statement or sold under Rule 144 (but not Rule 144A).

                 "Registration Expenses" means any and all expenses incurred in connection with or incidental to a registration or other offering, listing, marketing or selling efforts (but not underwriting discounts or commissions), including all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws or the rules of the National Association of Securities Dealers, Inc. or any successor agency and the cost of preparing any blue sky or legal investment memorandum in connection with the qualification of Registrable Securities (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of U.S. and foreign counsel for the Issuer,
         (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters),
         (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration or other offering, listing, marketing or selling efforts, (viii) fees and expenses of one U.S. counsel for the Holders and one foreign counsel, if any, for each applicable foreign jurisdiction, (ix) fees and expenses of listing the Registrable Securities on a securities exchange or on the NASDAQ National Market System, (x) the costs and other out-of-pocket expenses of the Issuer relating to investor presentations on the "road show" undertaken in connection with the marketing of Registrable Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuer, travel and lodging expense of the representatives and officers of the Issuer and any such consultants, and the cost of any transportation utilized in connection with the road show, and (xi) all other costs or expenses incident to the performance of the obligations of the Issuer with respect to Article III.

                 "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time.

                 "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time.

                 "Rule 144(k)" means Rule 144(k) under the Securities Act, as such rule may be amended from time to time.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

                 "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 19, 1998 among the Issuer, Jonesboro Financial Inc., Princes Gate, MSGEM and the other purchasers signatory thereto.

                 "Series A Common Shares" means the shares of Common Stock to be issued upon conversion of the Series A Stock.

                 "Series A Stock" means the Issuer's Convertible Preferred Stock, Series A, having the rights, preferences and privileges set forth in the Certificate of Designations.

                 "Significant Subsidiary" shall mean a Significant Subsidiary within the meaning of Regulation S-X under the Exchange Act or any group of non-Significant Subsidiaries that at the end of any fiscal quarter collectively would constitute a "Significant Subsidiary" within the meaning of Regulation S-X under the Exchange Act.

                 "Special Trigger Event" shall be deemed to occur if (i) a Material Debt Default occurs, (ii) the Issuer breaches any covenant or agreement contained in the Securities Purchase Agreement, the Certificate of Designations or Article IV or V of this Agreement and such breach has not been cured within 30 days of written notice thereof, (iii) the Issuer or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, (iv) a court of competent jurisdiction enters a decree or order for (A) relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Issuer or any of its Significant Subsidiaries or (v) the Issuer or any of its Significant Subsidiaries
         (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditor.

                 "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of (i) the economic interest in the assets, earnings or cash flow or (ii) the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

                 "Transfer" means any transfer, in whole or in part, by sale, pledge, assignment, grant or other means.

                 "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

                 "Voting Securities" of any Person means any securities (i) ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person or (ii) entitling the holder thereof to an economic interest in the assets, earnings or cash flow of such Person.

                 (b) Each of the following terms is defined in the Section opposite such term:

                          Term                                            Section
                          ----                                            -------
                          Demand Registrant                                3.1
                          Demand Registration                              3.1
                          Effective Date                                   7.10
                          Indemnified Party                                3.9
                          Indemnifying Party                               3.9
                          IPO Demand                                       3.1
                          Piggy-Back Registration                          3.2
                          Registration Demand                              3.1
                          Selling Holder                                   3.2

                                   ARTICLE II

                               RESTRICTIVE LEGEND

                 SECTION 2.1.  Restrictive Legend.

                 (a) For so long as this Agreement remains in effect, each certificate representing an Equity Security owned by any Holder or a subsequent transferee shall (unless otherwise permitted by the provisions of Section 2.1(b) or the Charter) include a legend in substantially the following form:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECURITYHOLDERS AGREEMENT DATED AS OF MARCH 19, 1998 THAT FIXES CERTAIN RIGHTS AND OBLIGATIONS OF THE ISSUER AND THE HOLDER OF THIS SECURITY. A COPY OF THE AGREEMENT IS ON FILE AT THE ISSUER'S PRINCIPAL OFFICE.

                 (b) Any Holder or transferee of an Equity Security may, upon providing evidence reasonably satisfactory to the Issuer that such Equity Security is not a "restricted security" (as defined in Rule 144), may be sold pursuant to Rule 144(k) or has been registered under the Securities Act, exchange the certificate representing such Equity Security for a new certificate that does not bear the legend set forth in Section 2.1(a).

                                  ARTICLE III

                              REGISTRATION RIGHTS

                 SECTION 3.1.  Demand Registration.

                 Demand Registration Rights. (a) IPO Demand. From and after the date of the third anniversary of the Closing Date until the consummation of the Initial Public Offering, Holders of at least 10% of the outstanding Registrable Securities (determined on a fully diluted basis, including assuming the conversion of all Series A Stock then outstanding) may make a written request (the "IPO Demand") that the Issuer consummate the Initial Public Offering and, upon receipt of such IPO Demand, the Issuer shall be obligated to promptly use its best efforts to proceed to consummate the Initial Public Offering as provided for in Section 3.4 hereof.

                 (b) Subsequent Demand. At any time after the consummation of the Initial Public Offering, the Holders of outstanding Registrable Securities having a Current Market Value (as defined in the Certificate of Designations) (determined on a fully diluted basis, including assuming the conversion of all Series A Stock then outstanding) in excess of $25 million may make written requests (each a "Registration Demand") for registration (a "Demand Registration") under the Securities Act of such Registrable Securities. The Registration Demand will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Issuer shall not be obligated to effect more than one Demand Registration in any six-month period. The Holder or Holders (as applicable) making such request are referred to herein collectively as the "Demand Registrant."

                 (c) Effective Registration. A registration requested pursuant to this Section 3.1 shall be deemed not to be effected (i) if a registration statement with respect thereto shall not have become effective,
(ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court, and the result of such interference is to prevent a Holder from disposing of the Registrable Securities to be sold thereunder in accordance with the intended methods of disposition or (iii) if the closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten registration shall not have occurred due to a breach by the Issuer of any provision contained in any such purchase or underwriting agreement.

                 (d) Underwriting. If the Demand Registrant so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering consistent with the covenants of the Issuer set forth in Section 4.5 hereof.

                 SECTION 3.2. Piggy-Back Registration. If the Issuer proposes to file a registration statement under the Securities Act with respect to an offering of its Common Stock (i) for its own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) and other than with respect to an Initial Public Offering) or (ii) for the account of any holders of capital stock of the Issuer, then the Issuer shall give written notice of such proposed filing to all other Holders as soon as practicable (but in any event not less than 20 days before the anticipated filing date), and such notice shall offer each of the Holders of Registrable Securities the opportunity to register any of its Registrable Securities that are then eligible for registration. If any Holder wishes to register securities of the same class or series as the Issuer or such holder, such registration shall be on the same terms and conditions as the registration of the Issuer or such holders' securities (a "Piggy-Back Registration"). If the Piggy-Back Registration is of a different class, then the Issuer has the option of effecting a concurrent registration. Holders participating in a Piggy-Back Registration, together with the Demand Registrant, if any, are referred to herein as "Selling Holders."

                 SECTION 3.3. Reduction of Offering. Notwithstanding anything contained in any other Section herein, if the lead Underwriter of an offering described in Section 3.1 or 3.2 informs the Issuer in writing that the success of such offering could be materially and adversely affected by inclusion of all the securities of each class requested to be included, then the Issuer may, upon written notice to the Selling Holders, reduce (if and to the extent stated by such Underwriter to be necessary to eliminate such effect) the number of the securities of each class requested to be registered so that the resultant aggregate number of the securities of each class requested to be registered that will be included in such registration shall be equal to the numbers of the securities of each class stated in such Underwriter's letter; provided, however, that priority in such registration shall be as follows:

                 (a) in the case of an Initial Public Offering resulting from the giving of an IPO Demand, (i) first, securities offered for the account of the Issuer, (ii) second, securities offered for the account of the Selling Holders and (iii) third, among any other securityholders entitled to registration rights pursuant to any contractual right of registration, in accordance therewith;

                 (b) in the case of any other initial public offering, (i) first, securities for the account of the Issuer and (ii) second, among the Selling Holders and any other securityholders of the Issuer entitled to registration rights pursuant to any contractual right of registration, in accordance therewith, with one-half of the shares requested to be registered allocated to the other securityholders of the Issuer and the balance of such shares allocated to the Selling Holders;

                 (c) in the case of any Registration Demand, (i) first, securities offered for the account of the Demand Registrant, (ii) second, pro rata among any other securityholders of the Issuer entitled to register securities pursuant to a contractual right of registration in accordance therewith and (iii) third, securities offered for the account of the Issuer; and

                 (d) in any case where any securityholder other than a holder of Registrable Securities has requested registration pursuant to a contractual right of registration (i) first, among securities offered for the account of any such holders, in accordance therewith, and any securities of the holders of Registrable Securities, to the extent requested to be registered pursuant to Section 3.2, with one-half of the shares requested to be registered allocated to securityholders of the Issuer other than holders of Registrable Securities and the balance of such shares allocated to the holders of Registrable Securities and (ii) second, securities offered for the account of the Issuer.

                 SECTION 3.4. Registration Procedures. Whenever the Issuer receives an IPO Demand or a Registration Demand or any holder of Registrable Securities elects to participate in a Piggy-Back Registration pursuant to
Section 3.2 hereof, the Issuer will use its best efforts, (i) in the case of the IPO Demand, to consummate the Initial Public Offering, and (ii) in the case of a Registration Demand or election to participate in a Piggy-Back Registration, to effect the registration and the sale of the relevant Registrable Securities in accordance with the intended method of disposition thereof, in each case as promptly as practicable, and in connection therewith:

                 (a) The Issuer will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective until all Registrable Securities requested to be registered thereunder have been sold thereunder.

                 (b) The Issuer will, concurrently with filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Selling Holders and each Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Selling Holders or such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

                 (c) After the filing of the registration statement, the Issuer will promptly notify the Selling Holders of any comments from or any material correspondence with the Commission or the National Association of Securities Dealers, Inc. and of any stop order issued or threatened by the Commission and use its best efforts to prevent the entry of such stop order or to remove it if entered.

                 (d) The Issuer will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States or elsewhere as the Selling Holders request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the securities owned by the Selling Holders and (ii) cause such disposition and Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary or advisable by virtue of the business and operations of the Issuer and/or its Subsidiaries, so as to enable the Selling Holders to consummate the disposition of such Registrable Securities; provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction other than taxation arising with respect to the registration of securities or (iii) consent to general service of process in any such jurisdiction.

                 (e) At any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act, the Issuer will immediately notify the Selling Holders of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and the Underwriters any such supplement or amendment. The Selling Holders agree that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt of the copies of such supplemented or amended prospectus and, if so directed by the Issuer, the Selling Holders will deliver to the Issuer all copies, other than permanent file copies then in the possession of the Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                 (f) The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including engaging in a road show) as are necessary or desirable in order to expedite or facilitate the disposition of such Registrable Securities.

                 (g) The Issuer will furnish to the Selling Holders and to each Underwriter, if any, addressed to the Selling Holders or such Underwriter, signed copies of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in such form and covering such matters as the Selling Holders or the lead Underwriter reasonably requests.

                 (h) The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                 (i) The Issuer will provide and cause to be maintained a transfer agent and registrar of national standing for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

                 (j) The Issuer will use its best efforts (i) to cause all such Registrable Securities covered by such registration statement to be listed or quoted on any U.S. national securities exchange or quotation system on which the Common Stock is then listed or quoted or will be listed or quoted in connection with an Initial Public Offering if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (ii) to secure the designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for listing or quoting such Registrable Securities, in each case if the Registrable Securities so qualify, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc. in the case of each action referred to in this clause (ii) if requested by a Selling Holder or by the lead Underwriter.

                 SECTION 3.5.  Shelf Registration.

                 (a) At any time after 180 days following the closing of the Initial Public Offering, the Issuer, upon the request of any Purchaser or any Affiliate of any Purchaser, as applicable, will use its best efforts to file a "shelf" registration statement (the "Shelf Registration") with respect to the Registrable Securities owned by such Purchaser or Affiliate of a Purchaser on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration effective and the disclosure therein current and complete until the Purchasers and their Affiliates shall no longer hold any Registrable Securities. Any sale of Registrable Securities pursuant to the Shelf Registration in an underwritten public offering shall be deemed to be a Demand Registration subject to the provisions of Sections 3.1, 3.3 and 3.13 hereof.

                 (b) In the event that counsel for the Purchasers determines that any of the Purchasers, or any successors thereto, has become an Affiliate (as such term is defined in Rule 405 under the Securities Act) of the Issuer, or any successor thereto, the Issuer (or its successor) shall use its best efforts to cause to be filed as soon as practicable after receiving notice thereof from such counsel a shelf registration statement (the "Resales Registration Statement") under the Securities Act providing for the resale by the Purchasers (or any of their Affiliates) of all securities of the Issuer that were originally offered to the public (in the case of debt securities of the Issuer) or pursuant to Rule 144A and that they acquire from time to time in connection with market-making activities and to have such shelf registration statement declared effective by the Commission. The Issuer (or its successor) will use its best efforts to keep the Resales Registration Statement effective and current until such time as each Purchaser and its Affiliates shall, in its opinion, cease to be an Affiliate of the Issuer, as evidenced by written notice sent promptly upon such event to the Issuer.

                 (c) During any consecutive 365-day period, the Issuer shall have the privilege to suspend availability of either or both of the Shelf Registration or the Resales Registration Statement and the related prospectus, in each case for up to 60 days, if the Board of Directors determines in good faith that there is a valid purpose for such suspension and provides notice of such determination to the Agent at its address set forth in the Securities Purchase Agreement. Notice of such suspension shall be given promptly to the Agent.

                 SECTION 3.6. Registration Expenses. The Issuer shall pay Registration Expenses incurred in connection with (x) any registration made or requested to be made pursuant to this Article III, whether or not any registration statement becomes effective and (y) any resale of Registrable Securities pursuant to any underwritten Rule 144A offering.

                 SECTION 3.7. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Selling Holder, its officers, directors, agents and Affiliates, and each Person, if any, who controls each such Selling Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by or on behalf of any such Selling Holder expressly for use therein. The Issuer also agrees, to the extent permitted by applicable law, to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on reasonable and customary terms.

                 SECTION 3.8. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder (or by the Purchasers on its behalf) expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 3.8.

                 SECTION 3.9. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to
Section 3.7 or 3.8, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party upon request of the Indemnified Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be in conflict or otherwise inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 Business Days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and
(y) provides that such Indemnified Party does not admit any fault or guilt with respect to the subject matter of such proceeding.

                 SECTION 3.10.  Contribution.

                 (a) To the extent the indemnification provided for herein is for any reason unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Issuer on the one hand and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Selling Holders from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer on the one hand and of the Selling Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Selling Holders on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Selling Holders, as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer on the one hand and of any Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Selling Holder. The relative fault of the Issuer on the one hand and any Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (b) The Issuer and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.10 were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.10, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriters' discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 SECTION 3.11. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by such Person and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

                 SECTION 3.12. Rule 144. The Issuer covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as any Selling Holder shall reasonably request, all to the extent required from time to time to enable the Selling Holders to sell Registrable Securities without registration under the Securities Act pursuant to (a) Rule 144 under the Securities Act and Rule 144A under the Securities Act, as such Rules are amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

                 SECTION 3.13.  Holdback Agreements.

                 (a) Restrictions on Public Sale by Holder of Registrable Securities. If and to the extent requested by the Issuer, in the case of a non-underwritten public offering, and if and to the extent requested by the lead Underwriter or Underwriters, in the case of an underwritten public offering, the Holders agree not to effect, except as part of such registration or a concurrent registration, any public sale or distribution of the securities being registered or a similar security of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A, during the 10 days prior to, and during such period that the Issuer (in the case of a non-underwritten public offering) or the lead Underwriter (in the case of an underwritten public offering) may reasonably request, but in no event longer than (1) in the case of the Initial Public Offering, 180 days and (2) in all other cases, 90 days, in each case beginning on the effective date of the registration statement.

                 (b) Restrictions on Public Sale by the Issuer. The Issuer agrees (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 3.1 or
Section 3.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during such period as the lead Underwriter may reasonably request, but in no event longer than 180 days, beginning on, the effective date of any registration statement (except pursuant to such registration statement and except pursuant to registrations on Form S-4 or S-8 or any successor or similar form thereto or pursuant to an unregistered offering to employees of the Issuer or its Subsidiaries pursuant to an employee benefit plan as defined in Rule 405 of Regulation C of the Securities Act) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Issuer issues or agrees to issue any securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (a) above, in each case including a sale pursuant to Rule 144 or Rule 144A (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the exercise, conversion or exchange of any securities pursuant to their terms into or for other securities.

                 SECTION 3.14. Exclusivity. For so long as the Purchasers and their Affiliates own a majority of the Series A Stock or Series A Common Shares, the Issuer shall not grant any registration rights, except to Nevasa or any of its Affiliates, or register any of its equity securities (other than Common Stock issued pursuant to Section 4.7(a)(vi)(i)), except in accordance with this Agreement or with the consent of the Holders of a majority of the shares of Series A Stock or Series A Common Shares then outstanding.


                                   ARTICLE IV

                                   COVENANTS

                 SECTION 4.1. Information. So long as any shares of the Series A Stock remain outstanding, the Issuer shall deliver to (x) MSGEM and
(y) the Agent, on behalf of each of the Holders (other than MSGEM), for so long as the Purchasers own a majority of the Series A Stock originally issued pursuant to the Securities Purchase Agreement, and thereafter, to each of the Holders (or in the case of clauses (c), (d) and (e) below, to each of the Agent and MSGEM):

                 (a) as soon as practicable and in any event within forty-five (45) days after the end of the first three fiscal quarters, consolidated balance sheets of the Issuer and its Subsidiaries as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows of the Issuer and its Subsidiaries for such fiscal quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the Issuer's Chief Financial Officer that they fairly present the financial condition of the Issuer and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in accordance with generally accepted accounting principles in the United States consistently applied except as described therein, subject to changes resulting from normal year-end adjustments;

                 (b)      as soon as practicable and in any event within ninety
         (90) days after the end of each fiscal year of the Issuer commencing with the fiscal year ended December 31, 1997, audited consolidated balance sheets of the Issuer and its Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders' equity and cash flow of the Issuer and its Subsidiaries for such fiscal year, setting forth in each case, in comparative form the consolidated figures for the previous year, all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by the Issuer, which report shall be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly the financial position of the Issuer and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with generally accepted accounting principles in the United States applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in the United States;

                 (c) for so long as the Purchasers and their Affiliates own a majority of the Series A Stock and at least 20% of the Series A Stock originally issued pursuant to the Securities Purchase Agreement remains outstanding, promptly upon receipt thereof, copies of all reports submitted to the Issuer by independent public accountants in connection with each annual, interim or special audit of the Issuer's financial statements made by such accountant, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                 (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Issuer to its securityholders or by any Subsidiary of the Issuer to its securityholders other than the Issuer or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Issuer or any of its Subsidiaries with any securities exchange or quotation system or with the Commission or any governmental authority succeeding to any of its functions, and of all press releases and other written statements made available generally by the Issuer or any Subsidiary to the public or to other investors or potential investors in securities of the Issuer;

                 (e) within five (5) Business Days after the last day of each fiscal quarter, a certificate signed by the Issuer's Chief Financial Officer certifying that the Issuer is in compliance in all material respects with the terms and conditions of this Agreement, the Charter and the Securities Purchase Agreement; and

                 (f) for so long as the Purchasers and their Affiliates own a majority of the Series A Stock and at least 20% of the Series A Stock originally issued pursuant to the Securities Purchase Agreement remains outstanding, from time to time such additional information regarding the financial position or business of the Issuer and its Subsidiaries as the Agent or the Holders may reasonably request.

                 SECTION 4.2.  Right to Participate in Certain Dispositions.

                 (a) For so long as the Purchasers own at least 10% of the issued and outstanding capital stock of the Issuer (determined on a fully diluted basis, including assuming the conversion of all Series A Stock then outstanding), any Transfer of shares of stock of the Issuer or Nevasa or of any other Person that directly or in the aggregate with its Affiliates owns 10% or more of the capital stock of the Issuer (an "IMPSAT Holder") by any holder (a "Transferor") of such stock (except a Transfer (x) by any Holder of its Series A Stock or Series A Common Shares, (y) by any Existing Stockholder (as defined in the Securities Purchase Agreement) to any other Existing Stockholder or to any Person the majority of the outstanding equity interests of which is owned by any Existing Stockholder, in each case which is, or at the time of any Transfer becomes, a party to this Agreement and (z) pursuant to a public offering registered under the Securities Act or a sale through the facilities of the New York Stock Exchange, American Stock Exchange or NASDAQ National Market) shall include by its terms and conditions an offer to include in such Transfer (in accordance with the provisions of paragraphs (a)-(d) of this Section 4.2), at the option of each of the Holders, the Pro Rata Portion (as hereinafter defined) of the Series A Common Shares then owned by each such Holder, on the same terms and conditions as the Transfer by the Transferor.

                 (b) If any holder of shares of stock (other than Series A Stock, in the case of the Issuer) of the Issuer or an IMPSAT Holder receives or solicits from a third party or parties (a "Transferee") an offer (an "Offer") or offers to purchase or otherwise acquire shares of Common Stock, in the case of the Issuer, or any common equity interests, in the case of an IMPSAT Holder (the "Offered Shares") held by such holder, and such holder intends to pursue a Transfer of such Offered Shares to such Transferee, such holder shall provide written notice (the "Offer Notice") of such Offer to each Holder not later than 30 days prior to the consummation of such Transfer. The Offer Notice shall identify the Offered Shares, the price offered for such Offered Shares (which, if the Offered Shares are equity interests in an IMPSAT Holder, shall be the price effectively offered for the Common Stock of the Issuer held by the IMPSAT Holder), all other material terms and conditions of the Offer and, in the case of an Offer in which the consideration payable for the Offered Shares consists in whole or in part of consideration other than cash, reasonably detailed information regarding such other consideration. Each Holder shall have the right and option, for a period of not less than 20 days after the date the Offer Notice is given to the Holder (the "Notice Period"), to notify the Transferee of its interest in Transferring to the Transferee up to the Pro Rata Portion of such Holder's Series A Common Shares pursuant to the Offer. Each Holder desiring to exercise such option shall, prior to the expiration of the Notice Period, provide the Transferee with a written notice specifying the number of Series A Common Shares which such Holder has an interest in Transferring pursuant to the Offer (a "Notice of Interest"). In addition, the Transferor shall use reasonable efforts to cause the Transferee to make himself available to the Holders and representatives thereof, at reasonable times and places, and to respond to reasonable inquiries with respect to the Offer, the terms and conditions thereof and all other matters with respect thereto. This Section 4.2(b) shall not apply to any Transfer not subject to Section 4.2(a).

                 (c) If, at the end of the Notice Period, any Holder shall not have given a Notice of Interest with respect to some or all of the Pro Rata Portion of such Holder's Series A Common Shares contemplated by the Offer, such Holder will be deemed to have waived all its rights under this Section 4.2 with respect to the Transfer pursuant to the Offer of the portion of the Pro Rata Portion of the Series A Common Shares owned by such Holder with respect to which a Notice of Interest shall not have been given.

                 (d) "Pro Rata Portion" means, with respect to each Holder, (A) in the case of a Transfer in connection with a Change of Control (as defined in the Certificate of Designations), the total number of Series A Common Shares owned by such Holder, and (B) in all other cases, a number equal to the product of (i) the total number of Series A Common Shares then owned (beneficially or of record) by such Holder (calculated on an as converted basis for any shares of Series A Stock owned by such Holder), times (ii) a fraction, the numerator of which shall be the total number of shares of Common Stock (or in the case of a Transfer of equity interests in an IMPSAT Holder, the number of shares of Common Stock that will be effectively Transferred as a result of such transfer (the "Effective Number")) proposed to be Transferred by any Transferor (together with the number of shares of Common Stock (or, if applicable, the Effective Number) issuable upon the exercise of any derivative security proposed to be Transferred by any Transferor), and the denominator of which shall be the total number of shares of Common Stock (or, if applicable, the Effective Number) (together with the number of shares of Common Stock (or, if applicable, the Effective Number) issuable upon the exercise of any derivative security) owned (beneficially or of record) by all Transferors (including such shares and derivative securities so proposed to be Transferred). If a Transferor shall Transfer any other shares of stock of the Issuer or an IMPSAT Holder, each Holder shall have the right to include with such Transfer its pro rata portion of the equity value of the Issuer.

                 SECTION 4.3. Drag-Along. For so long as any shares of Series A Stock remain outstanding, if Nevasa or any of its Affiliates (a "Non Purchaser Holder") proposes to Transfer substantially all of the shares of capital stock of the Issuer beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Non Purchaser Holder, and if such Non Purchaser Holder so requests, the Holders shall Transfer all of the Series A Stock and Series A Common Shares held by them acquired pursuant to this Agreement (or any securities into which such securities are convertible or exchangeable or for which they are exercisable) on the same terms as the Transfer by such Non Purchaser Holder. Notwithstanding the first two sentences of this paragraph, any such Holder may instead, contemporaneously with the Transfer contemplated above, require the Issuer to redeem the securities of the Issuer otherwise subject to the first two sentences of this Section 4.3 in accordance with Article VI(C) of the Certificate of Designations, as if a Change of Control (as defined in the Certificate of Designations) had occurred.

                 SECTION 4.4. Prohibited Issuance of Additional Series A Stock. As long as any of the shares of Series A Stock remain outstanding, the Issuer shall not issue any shares of Series A Stock to any Person other than pursuant to the Securities Purchase Agreement.

                 SECTION 4.5. Right of First Offer. For the period from the date hereof to the third anniversary of the Closing Date, in the event that the Issuer or any of its Subsidiaries shall engage in any public offering or private placement of any of its securities (except with respect to any sale by IMPSAT S.A. of its commercial paper under its existing commercial paper program) or any sale, transfer or other disposition of any material assets, or any merger, consolidation or other material corporate transaction (a "Material Transaction"), in each case for which the Issuer or any of its Subsidiaries utilizes an underwriter, placement agent or advisor, the Issuer shall offer first to Morgan Stanley & Co. Incorporated (or any successor thereto or an Affiliate thereof selected by Morgan Stanley & Co. Incorporated ("MS&Co.")) the right to act (on market terms) as sole (or, at the option of MS&Co., co-) underwriter, placement agent or advisor to the Issuer or such Subsidiary with respect to such Material Transaction. Following the receipt of any written offer by MS&Co. with respect to such Material Transaction, the Issuer may solicit an offer from any other party to act as underwriter, placement agent or advisor to the Issuer or its Subsidiaries in respect thereof. If during such three year period the Issuer or any of its Subsidiaries is in receipt of an offer from any party other than MS&Co. to act as underwriter, placement agent or advisor to the Issuer or such Subsidiary in respect of any Material Transaction which the Issuer or its Subsidiaries propose to accept, the Issuer or such Subsidiary shall offer first to MS&Co. in writing, setting forth the material terms on which such party offers to consummate the proposed Material Transaction, the right to act as sole (or, at the option of MS&Co., co-) underwriter, placement agent or advisor to the Issuer or such Subsidiary and to consummate such Material Transaction on such terms in lieu of such other party. If MS&Co. shall fail to accept in writing the Issuer's or any of its Subsidiaries' offer with respect to such proposed Material Transaction within 15 days of receipt thereof, and the Issuer or any of its Subsidiaries shall use any other party in the role offered to MS&Co. or if the Issuer or any of its Subsidiaries shall fail to make such offer, the Issuer and each of its Subsidiaries shall, jointly and severally, pay MS&Co., as liquidated damages, in cash on the closing date of such proposed Material Transaction, all fees, commissions and other remuneration earned by or paid to such other party for fulfilling such role, unless such Material Transaction shall have been consummated in accordance with such terms with such party within 105 days after the Issuer provided written notice of the proposed Material Transaction to MS&Co. on the terms specified in such writing. It is agreed that MS&Co.'s damages for a breach of the foregoing are not currently calculable, in that they would consist of monetary loss as well as damage to the reputation of MS&Co. The Issuer and its Subsidiaries shall promptly deliver to MS&Co. all documents requested by MS&Co. for the purpose of determining the terms of such proposed Material Transaction and the fees, commissions and other remuneration earned by or paid to such other party for fulfilling such role. MS&Co. shall be an express, intended third party beneficiary of this Section 4.5.

                 SECTION 4.6. Annual Budget. The Issuer will adopt an Annual Budget for each Fiscal Year at a regularly scheduled meeting of the Board of Directors, held no later than the December 5 of the immediately preceding Fiscal Year.

                 SECTION 4.7.  Approvals.

                 (a) Unless specifically approved or consented to in writing by the Director or Directors appointed by the Purchasers or their Affiliates pursuant to Article V, and except as otherwise expressly provided by this Agreement, the Issuer and its Subsidiaries shall not, and no Person acting on behalf of the Issuer or any of its Subsidiaries shall, permit or cause the Issuer or any of its Subsidiaries to:

                 (i) add to, or permit, an increase in the number of members of the Board of Directors of the Issuer (other than as provided for in Section 5.2 hereof);

                 (ii) hire, remove or change the Issuer's Chief Executive Officer, Chief Financial Officer, Deputy Chief Executive Officer, Chief Operating Officer or materially amend the employment contract or arrangements with any such Person;

                 (iii) commence a voluntary case under any applicable bankruptcy, insolvency or other similar laws now or hereafter in effect, or consent to the entry of an order for relief in any involuntary case under any such law;

                 (iv) authorize any amendment to the charter or by-laws of the Issuer or any Significant Subsidiary (within the meaning of Regulation S-X under the Exchange Act), except as required by law, that would have a material adverse effect on the rights of the Holders;

                 (v) merge or consolidate with or into any Person or enter into a similar business combination transaction, or convey, sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial part of the Issuer's or any Significant Subsidiary's assets or take any action to bring about a liquidation, winding-up or dissolution of the Issuer or any Significant Subsidiary thereof;

                 (vi) issue or grant any capital stock, stock options, warrants or other securities exchangeable or exercisable for or convertible into any capital stock except (i) any issuance of Common Stock by the Issuer to the public as part of a Public Equity Offering (as defined in the Certificate of Designations), (ii) prior to an Initial Public Offering, issuance by the Issuer of Common Stock at a price per share which is at least equal to the then Current Market Value per share of Common Stock (as defined in the Certificate of Designations) to Existing Stockholders (as defined in the Securities Purchase Agreement) for cash if the Holders are provided pre-emptive rights on the same terms and conditions (determined on a fully diluted basis, including assuming the conversion of all Series A Stock then outstanding), (iii) issuances of Common Stock by the Issuer to Credit Suisse First Boston or its Affiliates solely in exchange for capital stock of IMPSAT Argentina S.A. if a Financial Expert (as defined in the Certificate of Designations) provides to the Purchasers a written opinion that such transaction is fair to the Issuer from a financial point of view and (iv) stock options pursuant to a bona fide employee stock option plan approved by the Purchasers, which approval shall not be unreasonably withheld;

                 (vii) engage in any transaction or series of related transactions outside the ordinary course of business with any Affiliate or any Director or officer of the Issuer or any material Subsidiary or any relative of any such Director or officer; or

                 (viii) authorize, release, circulate, or permit the release of any public announcement or press release relating to the Purchasers, the Agent, Morgan Stanley & Co. Incorporated or any of their Affiliates.

                 (b)      The provisions of this Section 4.7 (other than
(a)(viii)) shall no longer be binding if at any time the Purchasers and their Affiliates do not beneficially own a majority of the shares of Series A Stock issued on the Closing Date.


                                   ARTICLE V

                               BOARD OF DIRECTORS

                 SECTION 5.1. Number. The Board of Directors currently consists of six Directors and shall be increased as specified in Section 5.2 and Section 5.3 below.

                 SECTION 5.2. Appointment; Removal. (a) For so long as the Purchasers and their Affiliates beneficially own a majority of the shares of Series A Stock issued on the Closing Date, each of Princes Gate and MSGEM shall have the right to appoint one Director (and remove and replace such Director). Purchasers and their Affiliates that are holders of

Series A Common Shares shall have the right to appoint one Director (and remove and replace such Director) for so long as such holders own (beneficially or of record) at least 5% of the capital stock of the Issuer, but in no event (other than as provided in Section 5.3) will the holders of the Series A Stock and Series A Common Shares be entitled to elect more than two Directors in the aggregate. Each of the parties hereto shall vote all Common Stock owned by it, at any regular or special meeting of the stockholders of the Issuer at which Directors will be elected, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the election to the Board of Directors of any Person designated pursuant to this
Section 5.2 as a nominee for such position. The Issuer may appoint up to four Directors that are not related to, and are not Affiliates of, any Existing Stockholder (as defined in the Securities Purchase Agreement), and are not directors of or employed by the Issuer or any Affiliate of the Issuer.

                 So long as MSGEM shall own any Series A Stock or Series A Common Shares, it shall have the following rights with respect to the Issuer:
(a) the right to routinely consult with the management of the Issuer on matters relating to the Issuer; (b) the right to inspect the books and records of the Issuer; (c) the right to inspect the properties and operations of the Issuer; and (d) except for any period during which MSGEM, acting on its own, has the right to elect a Director, the right to have its representative attend the meetings of the Board of Directors and to participate in discussions (but not vote) at such meetings; provided, however, that any such rights may only be exercised during business hours and on the giving by MSGEM of advance notice to the Issuer of the exercise thereof. The rights provided to MSGEM in this
Section 5.2 are intended to enable MSGEM to be operated as a "venture capital operating company" within the meaning of the regulations of the Department of Labor set forth in 29 CFR Section 2510.3-101(d), and this Section 5.2 shall be interpreted accordingly.

                 (b) Each Director appointed by the Holders of Series A Stock or Series A Common Shares shall be entitled to be reimbursed by the Issuer in respect of any expenses incurred by such Director in such capacity.

                 SECTION 5.3. Special Trigger Event. Notwithstanding anything to the contrary set forth herein, for so long as the Purchasers and their Affiliates beneficially own a majority of the shares of Series A Stock issued on the Closing Date, upon the occurrence of any Special Trigger Event the Holders of a majority of the shares of the Series A Stock then outstanding shall have the right to immediately appoint on that date, and thereafter, one-half of the members of the Board of Directors (and to remove and replace such Directors), until the Special Trigger Event has been cured and is no longer of any force or effect.

                 SECTION 5.4. Mechanics. Any appointment, removal or replacement referred to in Section 5.2 or Section 5.3 shall be effective immediately upon the sending by the Agent of written notice to the Issuer; provided, however, that any appointment, removal or replacement by MSGEM pursuant to the first sentence of Section 5.2 shall be effective immediately upon the sending by MSGEM of written notice to the Issuer.


                                   ARTICLE VI
         THE AGENT

                 SECTION 6.1. Appointment and Authorization. Each Holder of Series A Stock irrevocably appoints and authorizes the Agent to (x) receive all notices required to be given to any Holder of Series A Stock or Series A Common Shares and (y) except as with respect to MSGEM, take all such actions and exercise all such rights and powers as agent on its behalf as are conferred upon such Holder of Series A Stock or Series A Common Shares under this Agreement, together with all such powers as are reasonably incidental thereto; provided, further, that this Section 6.1 shall not apply with respect to any of MSGEM's rights under Section 5.2. The Agent hereby acknowledges and confirms its acceptance of such appointment. Such authority may be exercised by the Agent in its absolute discretion.

                 SECTION 6.2. Reliance by the Issuer and Other Holders. The Issuer shall be entitled to treat the Agent as attorney-in-fact of each Holder of Series A Stock and Series A Common Shares with respect to all matters under this Agreement and shall not seek to communicate with any Holder of Series A Stock or Series A Common Shares as to matters under this Agreement except through the Agent.

                 SECTION 6.3. Liability of the Agent. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable to the Holders of Series A Stock for any action taken or not taken by it in connection herewith in the absence of bad faith on the part of the Agent. Neither the Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to the Holders of Series A Stock to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or the Securities Purchase Agreement; (ii) the performance or observance of any of the covenants or agreements of any other party to this Agreement; or (iii) the validity, effectiveness or genuineness of this Agreement or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability to the Holders of Series A Stock by acting in reliance upon any notice, consent, certificate, statement, or other writing believed by it to be genuine or to be signed by the proper party or parties.

                 SECTION 6.4. Indemnification. Each Holder of Series A Stock jointly and not severally shall indemnify, when and as suffered or incurred, the Agent, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Issuer) against any cost, expense (including the reasonable fees and expenses of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this

Agreement or any action taken or omitted by such indemnitees hereunder.

                 SECTION 6.5. Successor Agent. The Agent may resign at any time by giving notice thereof to the Holders of Series A Stock and the Issuer. Upon any such resignation, the Holders of Series A Stock shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Holders of Series A Stock and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Holders of Series A Stock, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                  ARTICLE VII

                                 MISCELLANEOUS

                 SECTION 7.1. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                 SECTION 7.2. No Inconsistent Agreements. The Issuer is not a party to and will not hereafter enter into any agreement with respect to its securities which is inconsistent with, or otherwise conflicts with or grants rights superior to, the rights granted to the Holders under this Agreement; and each of the Issuer and the Holders represents that it is not and agrees that it will not become a party to any other agreement relating to the voting or transfer of Voting Securities, or the management of the Issuer, or granting any registration rights to any Person with respect to any of the Issuer's equity securities except as permitted by the terms of this Agreement.

                 SECTION 7.3. Entire Agreement. This Agreement, the Securities Purchase Agreement, the Note Purchase Agreement and the Certificate of Designations constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement and the documents referred to in the preceding sentence supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

                 SECTION 7.4. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including telex, telecopier or similar writing) and shall be given to such party by certified first class mail at its address with a return receipt requested, by Federal Express or similar overnight mail service with signature required for receipt, or by telex or telecopy at the telex or telecopier number set forth on its signature page or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of the Issuer. Each such notice, request or other communication shall be effective (i) if given by telex or telecopy, which such telex or telecopy is transmitted to the telex or telecopy number specified in its signature page and the appropriate answerback or confirmation, as the case may be, is received, and a copy of such notice is sent by overnight mail service or (ii) if given by certified mail or overnight courier, 72 hours after such communication is deposited in the mails with first class postage prepaid or given to overnight courier service, addressed as aforesaid.

                 SECTION 7.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 SECTION 7.6. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                 SECTION 7.7. Termination. This Agreement shall terminate and be of no further force or effect with respect to each Holder (except as to matters preceding the Holder's disposition of Equity Securities) when such Holder no longer owns any Equity Securities; provided that the provisions of
Article I, Section 2.1, Article III, Sections 4.3 and 4.7(a)(viii) and this
Section 7.7 shall survive any such termination.

                 SECTION 7.8. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors their direct and indirect transferees and assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided that any provision of this Agreement expressly granting any right or benefit to the Purchasers and their Affiliates shall (unless otherwise provided) not be constituted to confer such right or benefit upon a transferee or assignee of any Purchaser or Affiliate of a Purchaser.

                 SECTION 7.9.  Amendments; Waivers.

                 (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                 (b) Neither this Agreement nor any term or provision hereof may be amended or waived except by an instrument in writing signed, in the case of an amendment, by the parties thereto or, in the case of a waiver, by the party against whom the enforcement of such waiver is sought.

                 SECTION 7.10. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto, and the closing under the Securities Purchase Agreement shall have occurred (the "Effective Date").

                 SECTION 7.11. Recapitalization, Etc. If any capital stock or other securities are issued in respect of, or in exchange or substitution for, any Equity Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Common Stock or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

                 SECTION 7.12. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

                 SECTION 7.13. Consent to Jurisdiction. Each Holder and each of the Issuer, Corporacion IMPSA S.A., Nevasa, Militello and Rotling irrevocably submit to the non-exclusive jurisdiction of any Court of Chancery of Delaware or United States Federal Court sitting in Delaware over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Holders of Series A Stock hereby irrevocably appoints the Agent as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and represents and warrants that such agent has accepted such appointment.
Each Holder of Series A Stock consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process referred to above, provided that to the extent lawful and possible, written notice of such service shall also be mailed to such Holder. Each Holder of Series A Stock agrees that such service shall be deemed in every respect effective service of process upon such Holder of Series A Stock in any such suit, action or proceeding and shall be taken and held to be valid personal service upon and personal delivery to such Holder. Nothing in this paragraph shall affect or limit any right to serve process in any manner permitted by law, to bring proceedings in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                 Each of Corporacion IMPSA, Nevasa, Militello and Rotling (i) irrevocably appoints CT Corporation (together with any successor, the "Process Agent"), as its authorized agent in the State of Delaware in the upon which process may be served in any such suit, action or proceeding described in this
Section 7.13, acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to each of Corporacion IMPSA S.A., Nevasa, Militello and Rotling by the person serving the same to the addresses specified on the signature pages hereof, shall be deemed in every respect effective service of process upon each of Corporacion IMPSA S.A., Nevasa, Militello and Rotling in any such suit, action or proceeding and (ii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect for the term of this Agreement.

                 SECTION 7.14. Transferability. The Holders shall have the right to Transfer the Series A Stock and the Series A Common Shares to any Person; provided that each such transfer is made in compliance with the Securities Act and the Issuer receives evidence of such compliance reasonably satisfactory to it.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                          IMPSAT CORPORATION(1)


                          By:
                             --------------------------------------
                                Name:
                                Title:


                          CORPORACION IMPSA S.A.(2)


                          By:
                             --------------------------------------
                                Name:
                                Title:


                          NEVASA HOLDINGS LTD.(3)


                          By:
                             --------------------------------------
                                Name:
                                Title:


                          MILITELLO LIMITED(4)


                          By:
                             --------------------------------------
                                Name:
                                Title:


                          ROTLING INTERNATIONAL CORPORATION(5)

                          By:
                             --------------------------------------
                                Name:
                                Title:

                        PRINCES GATE INVESTORS II, L.P.(6)

                        By:   PG Investors II, Inc.,
                              General Partner


                        By:
                           --------------------------------------
                              Name:     Stephen R. Munger
                              Title:    President


                        By:
                           --------------------------------------
                              Name:     James M. Wilmott
                              Title:    Vice-President


                        MORGAN STANLEY GLOBAL
                        EMERGING MARKETS PRIVATE
                        INVESTMENT FUND, L.P.(7)

                        By:   Morgan Stanley Global Emerging
                              Markets, Inc., General Partner


                        By:
                           --------------------------------------
                              Name:
                              Title:


                        MORGAN STANLEY GLOBAL
                        EMERGING MARKETS PRIVATE
                        INVESTORS, L.P.(7)

                        By:   Morgan Stanley Global Emerging
                              Markets, Inc., General Partner


                        By:
                           --------------------------------------
                              Name:
                              Title:

                           PGI INVESTMENTS LIMITED(6)

                           By:   PG Investors II, Inc., as Attorney in Fact


                           By:
                              -------------------------------
                                 Name:     Stephen R. Munger
                                 Title:    President


                           By:
                              -------------------------------
                                 Name:     James M. Wilmott
                                 Title:    Vice-President


                           GREGOR VON OPEL(6)

                           By:   PG Investors II, Inc., as Attorney in Fact


                           By:
                              -------------------------------
                                 Name:     Stephen R. Munger
                                 Title:    President


                           By:
                              -------------------------------
                                 Name:     James M. Wilmott
                                 Title:    Vice-President


                           INVESTOR INVESTMENTS AB(4)

                           By:   PG Investors II, Inc., as Attorney in Fact


                           By:
                              -------------------------------
                                 Name:     Stephen R. Munger
                                 Title:    President


                           By:
                              -------------------------------

                                       Name:     James M. Wilmott
                                       Title:    Vice-President


                                 PG INVESTORS II, INC.,
                                       AS AGENT(4)


                                 By:
                                    --------------------------------
                                       Name:     Stephen R. Munger
                                       Title:    President


                                 By:
                                    --------------------------------
                                       Name:     James M. Wilmott
                                       Title:    Vice-President

(1)   Address:       Alferez Pareja 256
                     1107 Buenos Aires
                     Argentina
                     Attention:  Chief Executive Officer
      Telecopier number:  011-541-307-1525

(2)   Address:       940 Avenida Eduardo Madero
                     Piso 19
                     1106 Buenos Aires, Argentina
      Telecopier number:  (541) 316-8868

(3)   Address:       940 Avenida Eduardo Madero
                     Piso 19
                     1106 Buenos Aires, Argentina
      Telecopier number:  (541) 316-8868

(4)   Address:       c/o Mr. Roberto Vivo Chaneton
                     940 Avenida Eduardo Madero
                     Piso 19
                     1106 Buenos Aires, Argentina
      Telecopier number:  (541) 316-8868

(5)   Address:       Mr. Ricardo Verdaguer
                     940 Avenida Eduardo Madero
                     Piso 19
                     1106 Buenos Aires, Argentina
      Telecopier number:  (541) 316-8868

(6)   Address:       1585 Broadway, 36th Floor
                     New York, NY  10036
                     Attention:  James M. Wilmott
      Telephone number:   (212) 761-7860
      Telecopier number:  (212) 761-0518

(7)   Address:       1221 Avenue of the Americas, 33rd Floor
                     New York, NY 10020
                     Attention:  Dimitri Goulandris
      Telephone number:   (212) 762-7023
      Telecopier number:  (212) 762-8204